ANSLOW & JACLIN, LLP                                          RICHARD I. ANSLOW
COUNSELORS AT LAW                                 EMAIL: RANSLOW@ANSLOWLAW.COM
                                                                GREGG E. JACLIN
                                                  EMAIL: GJACLIN@ANSLOWLAW.COM


December 14, 2005


WiMax EU, LTD
356 Pine Avenue, Apt. #1
Pacific Grove, California 93950

Gentlemen:


     You have requested our opinion, as counsel for WiMax EU, LTD a Nevada corporation (the "Company"), in connection with the registration statement on Amendment No. 6 to Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.


     The Registration Statement relates to an offering of 13,700,000 shares of the Company's common stock.


     We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the 9,700,000 shares of common stock to be sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable, and that the 4,000,000 shares underlying the options held by Mr. Christopher Miles shall become legally issued, fully paid and non-assessable when the options are exercised and the underlying shares are issued.


     No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Experts" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By: /s/ Gregg E. Jaclin
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GREGG E. JACLIN